UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 15, 2005 (February 9, 2005)

COGENT COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31227	52-2337274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1015 31st Street N.W.
Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(202) 295-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Material Definitive Agreement.

In connection with the election to convert all of the Company’s outstanding preferred stock to common stock described in Item 7.01, certain preferred stockholders and the Company entered into a conversion and lock-up letter agreement, a copy of which is filed herewith as Exhibit 10.01.  Pursuant to the agreement, among other things, such stockholders irrevocably agreed to convert their shares of preferred stock into shares of the Company’s common stock par value $0.001 per share.

At the same time, The Company and it’s preferred stockholders entered into a Sixth Amended and Restated Stockholders’ Agreement.  This agreement amended the Fifth Amended and Restated Stockholders’ Agreement by removing references to the Company’s preferred stock and eliminating certain approval rights of the preferred stockholders over Company actions.  A copy of this agreement is filed herewith as Exhibit 10.02.

Also at the same time, the Company and it’s chief executive officer David Schaeffer entered into a lock-up agreement, pursuant to which Schaeffer agreed not to sell or otherwise transfer any Company common stock he holds for a period of six months.  A copy of this agreement is filed herewith as Exhibit 10.03.

Item 7.01                                             Regulation FD Disclosure.

The Company issued a press release today announcing that all of its shares of preferred stock were converted into shares of its common stock, pursuant to the conversion and lock-up letter agreement, a form of which is filed herewith as Exhibit 10.01.  Upon completion of the conversion, the Company has approximately 648 million shares of common stock issued and outstanding.  A copy of the press release is furnished herewith as Exhibit 99.01.

Item 9.01                                             Financial Statements and Exhibits.

(c)          Exhibits:

Exhibit Number	Description

10.01	Conversion and lock-up letter agreement, dated February 9, 2005, among and between the Company and certain of its preferred stockholders.

10.02	Sixth Amended and Restated Stockholders’ Agreement, dated February 9, 2005, among and between the Company and certain of its preferred stockholders.

10.03	Lock-up agreement, dated February 9, 2005, between the Company and David Schaeffer.

99.01	Press Release, dated February 15, 2005, announcing the conversion of the Company’s preferred stock into common stock and the general terms and restrictions related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: February 15, 2005	By:	/s/ Thaddeus Weed
Thaddeus Weed
Vice President and CFO